EXHIBIT 99.1

TENTATIVE AGREEMENT REACHED

March 29, 2018 — Issue #3

ABF is pleased to announce that we have reached a tentative agreement on a new collective bargaining agreement with the Teamsters negotiating team.

The agreement is subject to the usual ratification process.

The Teamsters announced that local unions representing ABF members will meet in the next two weeks to review the tentative agreement and approve sending it out for a membership ratification vote.

As the ratification process occurs, the parties have agreed to extend the current contract, which expires on March 31.

We appreciate your dedication and commitment to serving our customers well as we worked toward a tentative agreement.

Additional details on the agreement will be provided after the local union meetings with Teamster leaders.

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